MERCURY GROWTH OPPORTUNITY FUND OF THE ASSET PROGRAM, INC.

Dear Stockholder:

As a stockholder of Mercury Growth Opportunity Fund (the “Fund”), you are being asked to consider a transaction in which Merrill Lynch Fundamental Growth Fund, Inc. (“Fundamental Growth”) will acquire the Fund (the “Reorganization”). The following chart outlines the Reorganization structure.

Surviving Fund	Acquired Fund

Merrill Lynch Fundamental Growth Fund, Inc.	Mercury Growth Opportunity Fund

On December 9, 2003, the Fund will hold a Special Meeting of Stockholders for the purpose of considering the Reorganization. A combined proxy statement and prospectus, which provides information about the proposed Reorganization and about each Fund, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization pursuant to which Fundamental Growth will acquire substantially all of the assets and will assume substantially all of the liabilities of the Fund and will simultaneously distribute to the Fund newly issued shares of Fundamental Growth. Such shares will then be distributed on a proportionate basis to the stockholders of the Fund. The shares of Fundamental Growth that you receive will be the same class as the shares you held in the Fund before the Reorganization. When the Reorganization is completed, the Fund will terminate as a series of The Asset Program, Inc.

The Board of Directors of The Asset Program, Inc. has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, you may take advantage of these voting options. If we do not hear from you, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares.

In this Question and Answer Sheet, we will refer to Mercury Growth Opportunity Fund of The Asset Program, Inc. as “Growth Opportunity” and Merrill Lynch Fundamental Growth Fund, Inc. as “Fundamental Growth.”

Q.	Why am I receiving this proxy statement?

A.	As a stockholder of Growth Opportunity you are being asked to consider a transaction in which Fundamental Growth will essentially acquire Growth Opportunity. This transaction is referred to in this Question and Answer sheet as the “Reorganization.” The Reorganization requires the approval of Growth Opportunity’s stockholders.

Q.	Who is receiving this proxy statement?

A.	The stockholders of Growth Opportunity are receiving this proxy statement. The Reorganization does not require the vote of stockholders of Fundamental Growth.

Q.	Will there be a Stockholders’ Meeting?

A.	Yes. A Stockholders’ Meeting for Growth Opportunity will be held on Tuesday, December 9, 2003, at 800 Scudders Mill Road, Plainsboro, New Jersey at 9:00 a.m. Eastern time.

Q.	Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A.	Fundamental Growth will be the Surviving Fund. Growth Opportunity will be the Acquired Fund.

Q.	Will the Reorganization change my privileges as a stockholder?

A.	Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	How will the Reorganization benefit stockholders?

A.	Stockholders should consider the following:

•	After the Reorganization, Growth Opportunity’s stockholders will be invested in a fund with an increased level of net assets with substantially similar investment objectives and strategies.
•	After the Reorganization, stockholders in the Surviving Fund are expected to experience:

1

|_|	greater efficiency and flexibility in portfolio management
|_|	a lower total operating expense ratio (the ratio of operating expenses to total fund assets) than prior to the Reorganization

Q.	Will the Reorganization affect the value of my investment?

A.	The value of your investment will not change.

Q.	As an owner of shares of Growth Opportunity, will I own the same class of shares of Fundamental Growth after the Reorganization as I currently own?

A.	Yes. The shares of Fundamental Growth you receive in the Reorganization will be the same class as the shares you currently own in Growth Opportunity. For example, if you own Class A shares of Growth Opportunity, you will receive Class A shares of Fundamental Growth as a result of the Reorganization.

Q.	As an owner of shares of Growth Opportunity, will I own the same number of shares of Fundamental Growth after the Reorganization as I currently own?

A.	No. You will receive shares of Fundamental Growth with the same aggregate net asset value as the shares of Growth Opportunity you own on the business day prior to the closing date of the Reorganization (the “Valuation Date”). The number of shares you receive will depend on the relative net asset value of the shares of the two Funds on that date. For example, let us assume that you own 10 Class A shares of Growth Opportunity. If the net asset value of that Fund’s Class A shares on the Valuation Date is $6 per share, and the net asset value of the Class A shares of Fundamental Growth on the Valuation Date is $12 per share, you will receive 5 Class A shares of Fundamental Growth in the Reorganization. The aggregate net asset value of your investment will not change. (10 Growth Opportunity Class A shares x $6 = $60; 5 Fundamental Growth Class A shares x $12 = $60).

Thus, if on the Valuation Date the net asset value of the shares of Fundamental Growth is higher than the net asset value of the shares of Growth Opportunity, you will receive fewer shares of Fundamental Growth in the Reorganization than you held in Growth Opportunity before the Reorganization. On the other hand, if the net asset value of the shares of Fundamental Growth is lower than the net asset value of the shares of Growth Opportunity, you will receive a greater number of shares of Fundamental Growth in the Reorganization than you held in Growth Opportunity before the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

2

Q.	What are the tax consequences for stockholders?

A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of Growth Opportunity.

Q.	Who will manage the Surviving Fund after the Reorganization?

A.	Merrill Lynch Investment Managers, L.P. (“MLIM”) serves as the manager to Fundamental Growth. Fund Asset Management, L.P., doing business as Mercury Advisors, serves as the investment adviser to Growth Opportunity. Lawrence R. Fuller has served as portfolio manager for Fundamental Growth since 1992 and as a portfolio manager for Growth Opportunity since 1998. Mr. Fuller is expected to be the portfolio manager for the Surviving Fund following the Reorganization

Q.	What will the name of the Surviving Fund be after the Reorganization?

A.	If the Reorganization is approved by Growth Opportunity stockholders, the Surviving Fund’s name will be Merrill Lynch Fundamental Growth Fund, Inc.

Q.	Why is my vote important?

A.	For a quorum to be present at the Stockholders’ Meeting, a majority of the outstanding shares of Growth Opportunity entitled to vote at the Meeting must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of Growth Opportunity entitled to vote, with all shares voting together as a single class. The Board of Directors of The Asset Program, Inc. urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.	How can I vote?

A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the Stockholders’ Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.	Has Growth Opportunity retained a proxy solicitation firm?

A.	Yes. Growth Opportunity has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meeting. While Growth Opportunity expects most proxies to be returned

3

by mail, Growth Opportunity may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?

A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Stockholders’ Meeting for the necessary quorum or the necessary quorum is present but there are not sufficient votes to act upon the proposal by the time of the Stockholders’ Meeting on December 9, 2003, the Meeting may be adjourned to permit further solicitation of proxy votes.

Q.	What is the Board’s recommendation?

A.	The Board of Directors of The Asset Program, Inc. believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.

4